SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 12, 2002

BOYD GAMING CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of
Incorporation or Organization)

1-12168	88-0242733
(Commission File Number)	(I.R.S. Employer
Identification No.)

2950 Industrial Road
Las Vegas, Nevada 89109
(Address of Principal Executive Offices) (Zip Code)

(702) 792-7200
(Registrant’s telephone number,
including area code)

Item 5.   Other Events.

        On November 11, 2002, the Registrant announced that its Board of Directors authorized the repurchase of up to 2,000,000 shares of the Company’s common stock. The Registrant may repurchase its common stock from time to time in compliance with applicable corporate securities law requirements and subject to market conditions and other factors.

        The information set forth in the Registrant’s press release dated November 11, 2002 is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

         (c)   Exhibits

                 99.1      Text of Press Release dated November 11, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOYD GAMING CORPORATION
Date: November 12, 2002	By:	/s/ ELLIS LANDAU

Ellis Landau
Executive Vice President, Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit	Description
99.1	Text of Press Release dated November 11, 2002